EXHIBIT 99.1

BURLINGTON, NC/PR Newswire – First Call - Charles T. Canaday, Jr., previously Chief Operating Officer and Executive Vice President of MidCarolina Financial Corporation and its wholly-owned subsidiary, MidCarolina Bank, Burlington, North Carolina, has been appointed as President and Chief Executive Officer of the Corporation and the Bank. He replaces Randolph J. Cary, Jr., who was terminated as President and Chief Executive Officer of the Corporation and the Bank on August 13, 2007. Mr. Cary has resigned as a director of the Corporation and the Bank.